Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (S-8 No. 333-110924) pertaining to the FleetBoston Financial Savings Plan of our report dated June 8, 2006, with respect to the financial statements and supplemental schedule of the FleetBoston Financial Saving Plan included in the Annual Report (Form 11-K) as of December 31, 2005 and for the year then ended.

/s/ Morris, Davis & Chan LLP

June 23, 2006

Charlotte, North Carolina